================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: October 3, 2001
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




              Delaware                               1-8606                                23-2259884
          (State or other                   (Commission File Number)                    (I.R.S. Employer
  jurisdiction of incorporation)                                                      Identification No.)


      1095 Avenue of the Americas,
            New York, New York                                                                10036
   (Address of principal executive offices)                                                 (Zip Code)


       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)




================================================================================

Item 5.  Other Events.


Attached as Exhibit 99 is a press release issued by the Company in connection with a presentation by Ivan Seidenberg, President and co-Chief Executive Officer at the Goldman Sachs Communacopia X Conference. Mr. Seidenberg indicated that the Company was on track to be close to its guidance for third quarter financial results. However, he said that the Company was continuing to assess the effects of the recent terrorist attacks and that the events could result in an impact of approximately two cents per share in the third and in the fourth quarter. Mr. Seidenberg stated that revenue is on track to hit the targeted growth rate of 5% for the year. The Company plans to release third quarter results on October 30, 2001.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         99 Press release dated October 3, 2001, issued by Verizon Communications Inc.











                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Verizon Communications Inc.
                                       ----------------------------------------
                                                    (Registrant)

Date:       October 3, 2001                    /s/ Lawrence R. Whitman
     ------------------------------    ----------------------------------------
                                       Lawrence R. Whitman
                                       Senior Vice President and Controller

                                  EXHIBIT INDEX


       Exhibit
       Number     Description
       ------     -----------

         99       Press release dated October 3, 2001, issued by Verizon
                  Communications Inc.